UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

NETAPP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 1999 Stock Option Plan

The Board of Directors of NetApp, Inc. (the “Company”) previously adopted, subject to stockholder approval, an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the share reserve by an additional 7,700,000 shares of common stock and to approve the 1999 Plan for Section 162(m) purposes to enable certain awards granted under the 1999 Plan to continue to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Company’s stockholders approved the amendment described above at the Annual Meeting of Stockholders of the Company held on August 31, 2011 (the “Annual Meeting”).

The foregoing is qualified in its entirety by reference to the 1999 Plan, a copy of which was previously filed as Appendix A to the Company’s proxy statement dated July 19, 2011 and is incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

The Company’s Board of Directors previously adopted, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 3,500,000 shares of common stock, to clarify the discretion of the Purchase Plan administrator to determine eligibility requirements, and to remove its fixed-term expiration date.

The Company’s stockholders approved the amendment described above at the Annual Meeting.

The foregoing is qualified in its entirety by reference to the Purchase Plan, a copy of which was previously filed as Appendix B to the Company’s proxy statement dated July 19, 2011 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 31, 2011, the Company held its 2011 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders of the Company elected the following individuals to the Board of Directors. Each Director will serve for the ensuing year or until his respective successor is duly elected and qualified. No members of the Company’s Board of Directors had continuing terms without election.

Nominee	Votes For	Votes Withheld	Broker Nonvotes*
Daniel J. Warmenhoven	289,024,663	7,841,439	30,638,824
Jeffry R. Allen	283,504,115	13,361,987	30,638,824
Alan L. Earhart	291,958,751	4,907,351	30,638,824
Thomas Georgens	293,965,703	2,900,399	30,638,824
Gerald Held	287,537,303	9,328,799	30,638,824
Nicholas G. Moore	291,776,415	5,089,687	30,638,824
T. Michael Nevens	292,604,920	4,261,182	30,638,824
George T. Shaheen	289,026,839	7,839,263	30,638,824
Robert T. Wall	286,764,382	10,101,720	30,638,824
Richard P. Wallace	293,618,286	3,247,816	30,638,824

*	Broker nonvotes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting:

1.	Proposal to approve an amendment to increase the share reserve under the 1999 Plan by an additional 7,700,000 shares of common stock and to approve the 1999 Plan for Section 162(m) purposes to enable certain awards granted under the 1999 Plan to continue to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Nonvotes
245,291,338	51,500,578	74,186	30,638,824

2.	Proposal to approve an amendment to the Employee Stock Purchase Plan (“Purchase Plan”) to increase the share reserve under the Purchase Plan by an additional 3,500,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes
293,934,508	2,890,731	40,863	30,638,824

3.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes
279,372,023	17,413,027	81,052	30,638,824

4.	Proposal to approve an advisory vote on the frequency of future advisory votes on Named Executive Officer compensation.

1 year	2 years	3 years	Abstentions	Broker Nonvotes
263,215,683	6,523,966	27,040,766	85,687	30,638,824

5.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 27, 2012.

Votes For	Votes Against	Abstentions	Broker Nonvotes
323,804,639	3,644,542	55,745	N/A

In accordance with the recommendation of our Board of Directors and the voting results of the stockholders of the Company, the Company will hold an advisory vote on Named Executive Officer compensation every year until the next stockholder advisory vote on the frequency of advisory votes on Named Executive Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: September 7, 2011	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary